SUPPLEMENTAL TRUST INDENTURE

FROM

NORTHERN STATES POWER COMPANY
(a Wisconsin corporation)

TO

U.S. BANK NATIONAL ASSOCIATION
(formerly known as FIRSTAR BANK NATIONAL ASSOCIATION)

TRUSTEE

DATED AS OF SEPTEMBER 1, 2003

SUPPLEMENTAL TO TRUST INDENTURE

DATED APRIL 1, 1947

AND

SUPPLEMENTAL AND RESTATED TRUST INDENTURE

DATED MARCH 1, 1991

TABLE OF CONTENTS

		Page

ARTICLE I	SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY TO THE LIEN OF THE INDENTURE	9
Section 1.01	Grant of Certain Property, Including Personal Property to Comply with the Uniform Commercial Code, Subject to Permitted Encumbrances Contained in Indenture	9
ARTICLE II	DEFINITIONS	10
Section 2.01	Definitions	10
ARTICLE III	FORM AND EXECUTION OF BONDS OF SERIES A DUE OCTOBER 1, 2018 AND SERIES B DUE OCTOBER 1, 2018	12
Section 3.01	Series A and Series B Due October 1, 2018	12
Section 3.02	Terms of Bonds	12
Section 3.03	Redemption of Bonds	13
Section 3.04	Book Entry System	14
Section 3.05	Interchangeability of Bonds	16
Section 3.06	Exchange Offer	16
Section 3.07	Restricted Securities	17
Section 3.08	Taxes and Governmental Charges	19
ARTICLE IV	APPOINTMENT OF AUTHENTICATING AGENT	19
Section 4.01	Appointment of Agent or Agents for Bonds of Series A and Series B due October 1, 2018	19
Section 4.02	Concerning the Agent	19
Section 4.03	Form of Alternate Certificate of Authentication	20
Section 4.04	Limit on Location and Number of Agents	20
ARTICLE V	FINANCING STATEMENT TO COMPLY WITH THE UNIFORM COMMERCIAL CODE	20
Section 5.01	Names and Addresses of Debtor and Secured Party	20
Section 5.02	Property Subject to Lien	20
Section 5.03	Maturity Dates and Principal Amounts of Obligations Secured	21
Section 5.04	Financing Statement Adopted for all First Mortgage Bonds Listed in Section 5.03	21
Section 5.05	Recording Data for the Indenture	21
Section 5.06	Financing Statement Covers Additional Series of First Mortgage Bonds	21
ARTICLE VI	MISCELLANEOUS	22
Section 6.01	Recitals of Fact, Except as Stated, are Statements of the Company	22
Section 6.02	Supplemental Trust Indenture to be Construed as Part of the Indenture	22
Section 6.03	Trust Indenture Act and Severability	22

-i-

TABLE OF CONTENTS
[CONT'D]

		Page

Section 6.04	Indenture	22
Section 6.05	References to Either Party in Supplemental Trust Indenture Include Successors or Assigns	22
Section 6.06	Counterparts and Headings	22

-ii-

     SUPPLEMENTAL TRUST INDENTURE, made as of the 1st day of September, 2003, by and between NORTHERN STATES POWER COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin, having its principal office in the City of Eau Claire in said State (herein called the “Company”), party of the first part, and U.S. Bank National Association (formerly known as Firstar Bank National Association), a corporation duly organized and existing under and by virtue of the laws of the United States of America, having its principal office in the City of St. Paul, Minnesota, as successor Trustee (herein called the “Trustee”), party of the second part;

WITNESSETH:

     WHEREAS, the Company heretofore has executed and delivered to the Trustee its Trust Indenture made as of April 1, 1947 (herein referred to as the 1947 Indenture), whereby the Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed to the Trustee, and to its respective successors in trust, all property, real, personal and mixed then owned or thereafter acquired or to be acquired by the Company (except as therein excepted from the lien thereof) and subject to the rights reserved by the Company in and by the provisions of the 1947 Indenture, to be held by said Trustee in trust in accordance with the provisions of the 1947 Indenture for the equal pro rata benefit and security of all and every of the bonds issued and to be issued thereunder in accordance with the provisions thereof; and

     WHEREAS, the Indenture (as defined below) provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and

     WHEREAS, the Company has heretofore executed and delivered to the Trustee the following Supplemental Trust Indentures which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture and adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, created the following series of First Mortgage Bonds:

DATE OF SUPPLEMENTAL TRUST
INDENTURE	DESIGNATION OF SERIES

March 1, 1949	Series due March 1, 1979 (retired);
June 1, 1957	Series due June 1, 1987 (retired);
August 1, 1964	Series due August 1, 1994 (redeemed);
December 1, 1969	Series due December 1, 1999 (redeemed);
September 1, 1973	Series due October 1, 2003 (redeemed);
February 1, 1982	Pollution Control Series A (redeemed);
March 1, 1982	Series due March 1, 2012 (redeemed);
June 1, 1986	Series due July 1, 2016 (redeemed);
March 1, 1988	Series due March 1, 2018 (redeemed);
April 1, 1991	Series due April 1, 2021 (redeemed);

March 1, 1993	Series due March 1, 2023;
October 1, 1993	Series due October 1, 2003;
December 1, 1996	Series due December 1, 2026; and

     WHEREAS, the 1947 Indenture and all of the foregoing Supplemental Trust Indentures are referred to herein collectively as the “Original Indenture”, and

     WHEREAS, the Company heretofore has executed and delivered to the Trustee a Supplemental and Restated Trust Indenture, dated March 1, 1991 (the “Restated Indenture”), which in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture, amended and restated the Original Indenture; and

     WHEREAS, the Restated Indenture became effective and operative on October 1, 1993; and

     WHEREAS, the Original Indenture, the Restated Indenture and all trust indentures supplemental thereto, are referred to herein collectively as the “Indenture” and certain capitalized terms defined in Section 1.03 of the Restated Indenture are used with the same meanings herein; and

     WHEREAS, the Company is desirous of providing for the creation under the Indenture of two new series of bonds designated “First Mortgage Bonds, Series A due October 1, 2018” and “First Mortgage Bonds, Series B due October 1, 2018”, the bonds of each said series to be issued as registered bonds without coupons in denominations of a multiple of $1,000, and the bonds of each said series to be substantially in the following form:

(Form of Bonds of Series [A]1 [B]2 due October 1, 2018)
NORTHERN STATES POWER COMPANY
(Incorporated under the laws of the State of Wisconsin)
First Mortgage Bond
Series [A]1 [B]2 due October 1, 2018

No. ____________________	$ ___________________

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A)(1) TO THE COMPANY, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM

[1] To be inserted only in Series A Bonds due October 1, 2018.

[2] To be inserted only in Series B Bonds due October 1, 2018.

[3] To be inserted only in Series A Bonds due October 1, 2018 other than Regulation S Global Bonds.

[4] To be inserted only in Regulation S Global Bonds.

[5] To be inserted only in Global Bonds.

NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (6) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF EACH STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT.]3

     [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THE SECURITIES OF THIS SERIES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM (A FORM OF WHICH MAY BE OBTAINED FROM THE ISSUER OR THE TRUSTEE) COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUER AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF

[1] To be inserted only in Series A Bonds due October 1, 2018.

[2] To be inserted only in Series B Bonds due October 1, 2018.

[3] To be inserted only in Series A Bonds due October 1, 2018 other than Regulation S Global Bonds.

[4] To be inserted only in Regulation S Global Bonds.

[5] To be inserted only in Global Bonds.

THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.]4

     [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]5

     [“EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS GLOBAL BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY, ANOTHER NOMINEE OF THE DEPOSITORY, A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR”.]5

     NORTHERN STATES POWER COMPANY, a corporation organized and existing under and by virtue of the laws of the State of Wisconsin (hereinafter called the Company), for value received, hereby promises to pay to Cede & Co. or registered assigns, at the office of U.S. Bank National Association, the sum of      Dollars in lawful money of the United States of America, on the 1st day of October, 2018, and to pay interest hereon from the [date of this bond,]1 [last date to which interest was paid or duly provided for on the First Mortgage Bonds, Series A due October 1, 2018 occurring prior to the date on which this bond was issued, or if no interest has been paid or duly provided for on such Series A Bonds due October 1, 2018, from the date of such Series A Bonds due October 1, 2018,]2 at the rate of 5.25 percent per annum, in like money, until the principal hereof becomes due and payable; said interest being payable to the person entitled to such interest at the office of U.S. Bank National Association of St. Paul, Minnesota, on the 1st day of April and on the 1st day of October in each year; provided that at the option of the Company payment of interest may be made by wire transfer to the person entitled thereto if such person has provided proper wire transfer instructions or by check mailed to the address of such person as such address shall appear in the bond register maintained by the Trustee; provided further that as long as there is no existing default in the payment of interest and except for the payment of defaulted interest, the interest payable on any April 1 or October 1 will be paid to the person in whose name this bond was registered at the close of business on the record date (the March 15 prior to such April 1 or the September 15 prior to such October 1 unless any such date is not a business day, in which event it will be the next preceding business day).

     This bond is one of a duly authorized issue of bonds of the Company, known as its First Mortgage Bonds, of the series and designation indicated on the face hereof, which issue of bonds consists, or may consist, of several series of varying denominations, dates, and tenor, all issued and to be issued under and equally secured (except insofar as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by a Trust Indenture dated April 1, 1947 (the “1947 Indenture”), as supplemented by 13 supplemental trust

[1] To be inserted only in Series A Bonds due October 1, 2018.

[2] To be inserted only in Series B Bonds due October 1, 2018.

[3] To be inserted only in Series A Bonds due October 1, 2018 other than Regulation S Global Bonds.

[4] To be inserted only in Regulation S Global Bonds.

[5] To be inserted only in Global Bonds.

indentures (collectively, the “Supplemental Indentures”), a Supplemental and Restated Trust Indenture dated March 1, 1991 (the “Restated Indenture”) and a new supplemental trust indenture dated September 1, 2003, (the “New Supplemental Indenture”), all of which instruments are herein collectively called the “Indenture”, executed by the Company to U.S. Bank National Association (herein called the Trustee), as Trustee. The Restated Indenture amends and restates the 1947 Indenture and certain of the Supplemental Indentures and became effective and operative on October 1, 1993. Certain capitalized terms defined in the Indenture are used with the same meanings herein. Reference is made to the Indenture for a complete description of its terms. Reference is hereby made to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the registered holders of the bonds as to such security, and the terms and conditions upon which the bonds may be issued under the Indenture and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a Completed Default as provided in the Indenture.

     With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the registered holders of the bonds, and the terms and provisions of the Indenture and of any instruments supplemental thereto may be modified or altered by affirmative vote of the registered holders of at least 66 2/3% in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds disqualified from voting by reason of the interest of the Company or of certain related persons therein as provided in the Indenture); provided that without the consent of all registered holders of all bonds affected no such modification or alteration shall permit the extension of the maturity of the principal of any bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest.

     The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes and shall not be affected by any notice to the contrary.

     The bonds of this Series [A]1 [B]2 due October 1, 2018, shall be redeemable at the option of the Company as a whole or in part on any date upon not less than 30 days’ previous notice to be given in the manner and with the effect provided in Section 10.02 of the Indenture at a redemption price equal to the greater of (a) the principal amount being redeemed or (b) the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of this Series [A]1 [B]2 due October 1, 2018 that are being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 25 basis points, plus accrued and unpaid interest to the redemption date.

     “Treasury Yield” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

[1] To be inserted only in Series A Bonds due October 1, 2018.

[2] To be inserted only in Series B Bonds due October 1, 2018.

[3] To be inserted only in Series A Bonds due October 1, 2018 other than Regulation S Global Bonds.

[4] To be inserted only in Regulation S Global Bonds.

[5] To be inserted only in Global Bonds.

     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of this series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of this series.

     “Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for such redemption date, or (B) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all the quotations.

     “Independent Investment Banker” means BNY Capital Markets, Inc., Goldman, Sachs & Co. or their successors or, if such firms or their successors are unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     “Reference Treasury Dealer” means (i) each of BNY Capital Markets, Inc. and Goldman, Sachs & Co. and any other primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”) designated by, and not affiliated with, BNY Capital Markets, Inc. and Goldman, Sachs & Co. and their respective successors, provided, however, that if any of the foregoing or any of its designees shall cease to be a Primary Treasury Dealer, the Company shall appoint another Primary Treasury Dealer as a substitute, and (ii) any other Primary Treasury Dealer selected by the Company.

     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

     This bond is transferable as prescribed in the Indenture by the registered holder hereof in person, or by his duly authorized attorney, at the office of the Trustee in St. Paul, Minnesota, or elsewhere if authorized by the Company, upon surrender and cancellation of this bond, and thereupon a new bond or bonds of the same series and of a like aggregate principal amount will be issued to the transferee in exchange therefor as provided in the Indenture, upon payment of taxes or other governmental charges, if any, that may be imposed in relation thereto.

     Bonds of this series are interchangeable as to denominations in the manner and upon the conditions prescribed in the Indenture.

[1] To be inserted only in Series A Bonds due October 1, 2018.

[2] To be inserted only in Series B Bonds due October 1, 2018.

[3] To be inserted only in Series A Bonds due October 1, 2018 other than Regulation S Global Bonds.

[4] To be inserted only in Regulation S Global Bonds.

[5] To be inserted only in Global Bonds.

     No charge shall be made by the Company for any exchange or transfer of bonds of the Series [A]1 [B]2 due October 1, 2018, other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.

     [Any bonds of this series which are presented to the Company and/or the Trustee for exchange pursuant to an Exchange Offer in accordance with the terms thereof shall be exchanged for Exchange Bonds of equal principal amount upon surrender to the Company and/or the Trustee of the bonds of this series to be exchanged; provided, however, that the bonds of this series so surrendered for exchange shall be duly endorsed and accompanied by a letter of transmittal or written instrument of transfer in form satisfactory to the Company, duly executed by the registered holder thereof or its attorney who shall be duly authorized in writing to execute such document. Whenever any bonds of this series are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver to and in the name of each registered holder that has properly tendered its bonds of this series for exchange, the same aggregate principal amount of Exchange Bonds as the bonds of this series that have been so surrendered. For purposes hereof, the following defined terms shall have the meaning ascribed to them:

“Exchange Offer” means the offer by the Company, pursuant to an effective registration statement filed with the Securities and Exchange Commission, to exchange the Exchange Bonds for all of the outstanding bonds of this series.

“Exchange Bonds” means first mortgage bonds of the Company identical in all material respects to the bonds of this series presented for exchange pursuant to the Exchange Offer (except that the transfer restrictions shall be modified or eliminated, as appropriate) and to be issued under the Indenture.][1]

     No recourse shall be had for the payment of principal of or interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of the Indenture, against any incorporator, or any past, present, or future stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute, or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.

     This bond shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been signed by or on behalf of U.S. Bank National Association, as successor Trustee under the Indenture, or its successor thereunder.

[1] To be inserted only in Series A Bonds due October 1, 2018.

[2] To be inserted only in Series B Bonds due October 1, 2018.

[3] To be inserted only in Series A Bonds due October 1, 2018 other than Regulation S Global Bonds.

[4] To be inserted only in Regulation S Global Bonds.

[5] To be inserted only in Global Bonds.

     IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY has caused this bond to be signed in its name by its President or a Vice President or with the facsimile signature of its President, and its corporate seal, or a facsimile thereof, to be hereto affixed and attested by its Secretary or an Assistant Secretary or with the facsimile signature of its Secretary.

Dated:	NORTHERN STATES POWER COMPANY

By:

President

Attest:

By:

Secretary

(Form of Trustee’s Certificate)

     This bond is one of the bonds of the Series designated therein, described in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By Authorized Officer

     and;

     WHEREAS, the Company is desirous of assigning, conveying, mortgaging, pledging, transferring, setting over and confirming to the Trustee and to its respective successors in trust, additional property acquired by it subsequent to the date of the preparation of the Supplemental Trust Indenture dated December 1, 1996; and

     WHEREAS, the Indenture provides in substance that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of creating and setting forth the terms of any new series of bonds and of assigning, conveying, mortgaging, pledging, transferring, setting over and confirming to the Trustee additional property of the Company, and for any other purpose not inconsistent with the terms of the Indenture; and

     WHEREAS, the execution and delivery of this Supplemental Trust Indenture have been duly authorized by a resolution adopted by the Board of Directors or an Executive Committee of the Board of Directors of the Company; and

     WHEREAS, the Trustee has duly determined to execute this Supplemental Trust Indenture and to be bound, insofar as it may lawfully do so, by the provisions hereof;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     Northern States Power Company, in consideration of the premises and of one dollar ($1) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and other good and valuable considerations, does hereby covenant and agree to and with U.S. Bank National Association, as Trustee, and its successors in the trust under the Indenture for the benefit of the registered holders of the bonds, or any of them, issued or to be issued, thereunder, as follows:

ARTICLE I
SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY TO
THE LIEN OF THE INDENTURE

     SECTION 1.01 The Company in order to better secure the payment, both of the principal and interest, of all bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions in the Indenture contained, has granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed and by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto U.S. Bank National Association, as Trustee, and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by the provisions of the Indenture, all of the property described and mentioned or enumerated in a schedule hereto annexed and marked Schedule A, reference to said schedule being hereby made with the same force and effect as if the same were incorporated herein at length; together with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, product and profits thereof;

     Also, in order to subject the personal property and chattels of the Company to the Lien of the Indenture in conformity with the provisions of the Uniform Commercial Code, all fossil, nuclear, hydro, and other electric generating plants, including buildings and other structures, turbines, generators, boilers, reactors, nuclear fuel, other boiler plant equipment, condensing equipment and all other generating equipment; substations; electric transmission and distribution systems, including structures, poles, towers, fixtures, conduits, insulators, wires, cables, transformers, services and meters; steam heating mains and equipment; gas transmission and distribution systems, including structures, storage facilities, mains, compressor stations, purifier stations, pressure holders, governors, services and meters; office, shop, and other general buildings and structures, furniture and equipment, apparatus and equipment of all other kinds and descriptions; all municipal and other franchises, all leaseholds, licenses, permits, privileges and patent rights, parts or parcels of such real property; all as now owned or hereafter acquired by the Company pursuant to the provisions of the Indenture; and

     All the estate, right, title and interest and claim whatsoever, at law as well as in equity, that the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof;

     Excluding, however, (1) all shares of stock, bonds, notes, evidences of indebtedness and other securities other than such as may be or are required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (2) cash on hand and in banks other than such as may be or is required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (3) contracts, claims, bills and accounts receivable and choses in action other than such as may be or are required to be assigned to the Trustee in accordance with the provisions of the Indenture; (4) motor vehicles; (5) any stock of goods, wares and merchandise, equipment and supplies acquired for the purpose of sale or lease in the usual course of business or for the purpose of consumption in the operation, construction or repair of any of the properties of the Company; and (6) the properties described in Schedule B annexed to the 1947 Indenture;

     To have and to hold all said property, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever, subject, however, to Permitted Encumbrances and to the further reservations, covenants, conditions, uses and trusts set forth in the Indenture; in trust nevertheless for the same purposes and upon the same conditions as are set forth in the Indenture.

ARTICLE II
DEFINITIONS

     SECTION 2.01 Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture.

     For all purposes of this Supplemental Trust Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings (such meanings shall apply equally to both the singular and plural forms of the respective terms):

     “Beneficial Owner” means any Participant or any person claiming a beneficial ownership in any of the Series A or Series B Bonds due October 1, 2018 under or through the Registered Depository (or its nominee) or any Participant.

     “DTC” means The Depository Trust Company.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Exchange Bonds” means the Series B Bonds due October 1, 2018 to be issued under the Indenture and this Supplemental Trust Indenture in exchange for the Initial Bonds pursuant to the Exchange Offer.

     “Exchange Offer” means the offer by the Company, pursuant to an effective registration statement filed with the Securities and Exchange Commission (the “SEC”), to exchange all of the Series B Bonds due October 1, 2018 for all of the outstanding Series A Bonds due October 1, 2018 in accordance with the terms and provisions of the Registration Rights Agreement.

     “Exchange Offer Consummation Date” means the date on which the Exchange Offer is consummated in accordance with the terms and provisions of the Registration Rights Agreement.

     “Global Bonds” means any Series A or Series B Bonds due October 1, 2018, the registered owner of which is the Registered Depository or its nominee.

     “Initial Bonds” means the Series A Bonds due October 1, 2018 being issued by the Company under the Indenture and this Supplemental Trust Indenture and sold to the Purchasers pursuant to the Purchase Agreement.

     “Participant” means any participant of the Registered Depository.

     “Purchase Agreement” means the Purchase Agreement dated as of September 25, 2003 among the Company and the Purchasers.

     “Purchasers” has the meaning set forth in the Purchase Agreement.

     “Registered Depository” means any clearing agency registered with the SEC pursuant to Section 17A of the Exchange Act with whom the Company and the Trustee have entered into an agreement providing that such clearing agency shall act as the depository and clearing agency for the bonds of Series A and Series B due October 1, 2018. The initial Registered Depository shall be DTC.

     “Registration Rights Agreement” means the Registration Rights Agreement dated as of October 2, 2003 among the Company and the Purchasers.

     “Regulation S” means Regulation S promulgated under the Securities Act.

     “Regulation S Global Bond” means one or more Global Bonds deposited with a custodian for, and registered in the name of a nominee of, the Registered Depository, interest in which will be held for the benefit of purchasers of the bonds in offshore transactions under Regulation S.

     “Resale Restriction Termination Date” means the period of two years after the later of the original issue date of a Restricted Security and the last date on which the Company or any affiliate of the Company was the owner of such Restricted Security (or any predecessor of such Restricted Security).

     “Restricted Securities” shall have the meaning given to such term in Section 3.07 hereof.

     “Rule 144A” means Rule 144A promulgated under the Securities Act.

     “Rule 144A Global Bond” means the one or more bonds deposited with a custodian for, and registered in the name of a nominee of, the Registered Depository, interests in which will be held for the benefit of U.S. purchasers of bonds who are “qualified institutional buyers” as defined in Rule 144A.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Series A Bonds due October 1, 2018,” “bonds of Series A due October 1, 2018” and words of like import shall have the meaning given to the term “Series A Bonds due October 1, 2018” in Section 3.01(a) hereof.

     “Series B Bonds due October 1, 2018,” “bonds of Series B due October 1, 2018” and words of like import shall have the meaning given to such term in Section 3.01(a) hereof.

     “Series A and Series B Bonds due October 1, 2018” shall mean, collectively, Series A Bonds due October 1, 2018 and Series B Bonds due October 1, 2018.”

     “Series A or Series B Bonds due October 1, 2018” shall mean Series A Bonds due October 1, 2018 or Series B Bonds due October 1, 2018, as the case may be.

ARTICLE III
FORM AND EXECUTION OF BONDS OF SERIES A DUE OCTOBER 1, 2018 AND SERIES B DUE
OCTOBER 1, 2018

     SECTION 3.01 There are hereby created for issuance under the Indenture two series of bonds designated: (i) First Mortgage Bonds, Series A due October 1, 2018, in the aggregate principal amount which at any time may not exceed $150,000,000 (the “Series A Bonds due October 1, 2018”), and (ii) First Mortgage Bonds, Series B due October 1, 2018, in an aggregate principal amount which at any time may not exceed $150,000,000 less the aggregate principal amount of Series A Bonds due October 1, 2018 then outstanding (the “Series B Bonds due October 1, 2018)”.

     The Series A Bonds due October 1, 2018 may forthwith be executed by the Company substantially in the form set forth in the recitals, including the relevant provisions as indicated therein and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of the Indenture and this Supplemental Trust Indenture. On or prior to the Exchange Offer Consummation Date, the Company may execute and deliver to the Trustee, and upon delivery of a request from the Company to the Trustee in accordance with the provisions of Article IV of the Restated Indenture, the Trustee shall authenticate and deliver, the Series B Bonds due October 1, 2018 substantially in the form set forth in the recitals, including the relevant provisions as indicated therein, in exchange for a like principal amount of Series A Bonds due October 1, 2018 validly surrendered to the Company and/or the Trustee, as applicable, pursuant to the Exchange Offer and in accordance with the Registration Rights Agreement. Such request from the Company shall specify the amount of the Series B Bonds due October 1, 2018 to be authenticated and delivered and the date on which such Series B Bonds due October 1, 2018 are to be authenticated and delivered. The aggregate principal amount of the Series A Bonds due October 1, 2018 together with the Series B Bonds due October 1, 2018 outstanding at any time may not exceed $150,000,000.

     SECTION 3.02 The bonds of Series A and Series B due October 1, 2018 shall mature on October 1, 2018, and shall be issued as registered bonds without coupons in denominations of a multiple of $1,000. Except as provided in the second paragraph below with respect to the bonds of Series B due October 1, 2018, the bonds of said series shall bear interest from their respective dates at the rate of 5.25% per annum payable on the outstanding principal amount thereof and payable semi-annually on April 1 and October 1 of each year. Subject to Section 3.05 hereof, the principal and interest shall be payable at the office of the Trustee in St. Paul, Minnesota in lawful money of the United States of America, provided that at the option of the Company payment of interest may be made by wire transfer to the person entitled thereto if such person has provided proper wire transfer instructions or by check mailed to the address of such person as such address shall appear in the bond register maintained by the Trustee.

     Bonds of Series A due October 1, 2018 shall be dated as of date of authentication.

     Bonds of Series B due October 1, 2018 shall be dated as of the date of authentication and shall bear interest thereon (at the rate specified above) from the last date to which interest was paid or duly provided for on the bonds of Series A due October 1, 2018 occurring prior to the date on which such bonds of Series B due October 1, 2018 were issued, or, if no interest has been paid or duly provided for in the bonds of Series A due October 1, 2018, from the date of such bonds of Series A due October 1, 2018.

     As long as there is no existing default in the payment of interest on the bonds of Series A or Series B due October 1, 2018, as the case may be, the person in whose name any bond of such series is registered at the close of business on any Regular Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding any transfer or exchange of any such bond of such series subsequent to the Regular Record Date and on or prior to such interest payment date. Defaulted Interest shall be paid by the Company as provided in Section 2.03 of the Indenture.

     The term “Regular Record Date” as used herein with respect to any interest payment date (April 1 or October 1) shall mean the March 15 prior to such April 1 or September 15 prior to such October 1 (whether or not a business day). The term “business day” as used in this Section 3.02 shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of St. Paul, Minnesota, are closed pursuant to authorization of law.

     SECTION 3.03 The bonds of Series A and/or Series B due October 1, 2018, shall be redeemable at the option of the Company as a whole or in part on any date upon not less than 30 days’ previous notice to be given in the manner and with the effect provided in Section 10.02 of the Indenture at a redemption price equal to the greater of (a) the principal amount being redeemed or (b) the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of the relevant series due October 1, 2018 that are being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 25 basis points, plus accrued and unpaid interest to the redemption date.

     “Treasury Yield” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of the relevant series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of the relevant series.

     “Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for such redemption date, or (B) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all the quotations.

     “Independent Investment Banker” means BNY Capital Markets, Inc., Goldman, Sachs & Co. or, if such firms or their successors are unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     “Reference Treasury Dealer” means (i) each of BNY Capital Markets, Inc. and Goldman, Sachs & Co. and any other primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”) designated by, and not affiliated with, BNY Capital Markets, Inc. and Goldman, Sachs & Co. and their respective successors, provided, however, that if any of the foregoing or any of its designees shall cease to be a Primary Treasury Dealer, the Company shall appoint another Primary Treasury Dealer as a substitute, and (ii) any other Primary Treasury Dealer selected by the Company.

     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

     The bonds of Series A and Series B due October 1, 2018 are not subject to a sinking fund.

     SECTION 3.04 (a) Except as provided in subsections (c), (e), (f) and (g) of this Section 3.04 and Sections 3.05, 3.06 and 3.07 hereof, the registered holder of all Series A and Series B Bonds due October 1, 2018 shall be DTC or its nominee or a successor Registered Depository or its nominee, and such bonds shall be registered in the name of Cede & Co., as nominee for DTC, or a successor Registered Depository or its nominee, if any. The Series A Bonds due October 1, 2018 shall initially be issued in the form of one or more authenticated fully registered certificates in the name of Cede & Co., as nominee for DTC, in the aggregate principal amount of all Series A Bonds due October 1, 2018 authorized for issuance. Upon initial issuance, the ownership of such bonds shall be registered in the bond register kept by the Trustee in the name of Cede & Co., as nominee of DTC. Except as otherwise provided in subsections (c), (e), (f) and (g) of this Section 3.04 and Sections 3.05, 3.06 and 3.07 hereof, no person other than DTC shall receive authenticated bond certificates evidencing the obligation of the Company to make payments of principal of and interest on the Series A Bonds due October 1, 2018 or Series B Bonds due October 1, 2018. Notwithstanding any other provision of this Supplemental Trust Indenture to the contrary, so long as any Global Bonds are registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal of, premium, if any, and interest on such Global Bonds and all notices with respect to such Global Bonds shall be made and given, respectively, to DTC as provided in the representation letter dated as of October 2, 2003 among DTC, the Company and the Trustee and relating to such Global Bonds and in the rules and regulations of DTC. The Trustee is hereby authorized and directed to comply with all terms of such representation letter and of the rules and regulations of DTC. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions of the Indenture and this Supplemental Trust Indenture with respect to transfers of bonds, the word “Cede & Co.” in this Supplemental Trust Indenture shall refer to such new nominee of DTC.

     (b) The Trustee and the Company may treat the Registered Depository (or its nominee) as the sole and exclusive registered holder of any and all Global Bonds registered in its name for the purposes of payment of the principal of, premium, if any, and interest on such Global Bonds and of giving any notice permitted or required to be given to holders under the Indenture, except as provided in Section 3.04(g) below; and neither the Trustee nor the Company shall be affected by any notice to the contrary; and any provision of this Supplemental Trust Indenture to the contrary notwithstanding, all such principal, premium and interest shall be paid in accordance with the rules and regulations of and agreements with the Registered Depository (or its nominee); and the Trustee is hereby authorized and directed to comply with all such rules and regulations and agreements. Neither the Trustee nor the Company shall have any responsibility or obligation to any Participant, any Beneficial Owner or any other person which is not shown on the bond register maintained by the Trustee as being a registered holder. The Trustee shall pay all principal of, premium, if any, and interest on the Global Bonds registered in the name of the Registered Depository (or its nominee) only to or “upon the order of” (as that term is used in the Uniform

     Commercial Code as adopted in Wisconsin and New York) the Registered Depository, and all such payments shall be valid and effective to fully satisfy and discharge the Company’s obligations with respect to the principal of, premium, if any, and interest on such Global Bonds to the extent of the sum or sums so paid.

     (c)  If the Company in its discretion determines that it is in the best interests of the Beneficial Owners that they be able to obtain definitive bond certificates, the Company may, so notify the Registered Depository and the Trustee, whereupon the Registered Depository will notify such persons of the availability through the Registered Depository of definitive bond certificates. In such event, subject to the provisions of Section 3.07, the Trustee shall issue, transfer and exchange definitive bond certificates for such Global Bonds as requested by the Registered Depository in appropriate amounts pursuant to Article II of the Indenture and Section 3.05 of this Supplemental Trust Indenture. The Company shall pay all costs in connection with the production of bond certificates under this Section 3.04(c).

     If a Completed Default shall have occurred and be continuing, the Trustee shall have given notice of such Completed Default pursuant to Article XIV of the Indenture and there shall have been delivered to the Company and the Trustee an Opinion of Counsel to the effect that the interests of the Beneficial Owners of such Global Bonds will be materially impaired unless such owners become Holders of definitive Bonds of Series A or Series B due October 1, 2018, as the case may be, such Global Bonds may be exchanged for definitive Bonds of Series A or Series B due October 1, 2018, as the case may be, registered in the respective names of the Beneficial Owners thereof.

     In connection with any notice or other communication to be provided pursuant to the Indenture for the bonds of Series A or Series B due October 1, 2018 by the Company or the Trustee with respect to any consent or other action to be taken by the registered holders of the bonds of such series, the Company or the Trustee, as the case may be, shall seek to establish a record date to the extent permitted by the Indenture for such consent or other action and give the Registered Depository notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible.

     (d)  NEITHER THE COMPANY NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO THE PARTICIPANTS OR THE BENEFICIAL OWNERS WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY THE REGISTERED DEPOSITORY OR ANY PARTICIPANT, (2) THE PAYMENT BY THE REGISTERED DEPOSITORY OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON ANY GLOBAL BONDS, (3) THE DELIVERY BY THE REGISTERED DEPOSITORY OR ANY PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE TO BE GIVEN TO REGISTERED HOLDERS, (4) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF ANY GLOBAL BONDS OR (5) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY THE REGISTERED DEPOSITORY AS A REGISTERED HOLDER.

     SO LONG AS THE NOMINEE OF THE REGISTERED DEPOSITORY IS THE REGISTERED HOLDER OF ANY GLOBAL BONDS, REFERENCES HEREIN TO REGISTERED HOLDERS OF SUCH THE BONDS SHALL MEAN SUCH NOMINEE AND SHALL NOT MEAN THE BENEFICIAL OWNERS OF THE GLOBAL BONDS OR THE PARTICIPANTS.

     (e) The Registered Depository may determine to discontinue providing its services with respect to the bonds of Series A and Series B due October 1, 2018 at any time by giving written notice to the Company and the Trustee and discharging its responsibilities with respect thereto under applicable law. Under such circumstances (if there is no successor book-entry depository), the Company and the Trustee shall be obligated (at the sole cost and expense of the Company), subject to the provisions of

     Section 3.08 hereof, to deliver bond certificates as described in this Supplemental Trust Indenture. If bond certificates are issued, the provisions of the Indenture and this Supplemental Trust Indenture shall apply to, among other things, the transfer and exchange of such certificates and the method of payment of principal of, premium, if any, and interest on such certificates. Whenever the Registered Depository requests the Company and the Trustee to do so, the Company will direct the Trustee (at the sole cost and expense of the Company) to cooperate with the Registered Depository, subject to the provisions of Section 3.08, in taking appropriate action after reasonable notice (1) to make available one or more separate certificates evidencing the bonds of the relevant series held by any Participant as Beneficial Owner to such Participant or (2) to arrange for another book-entry depository to maintain custody of certificates evidencing the Series A and Series B due October 1, 2018 registered in the name of the departing Registered Depository or its nominee. Any successor book-entry depository must be a clearing agency registered with the Securities and Exchange Commission pursuant to Section 17A of the Exchange Act and must enter into an agreement with the Company and the Trustee agreeing to act as the depository and clearing agency for the bonds of Series A and Series B due October 1, 2018 (except as provided in Section 3.04(g) below). After such agreement has become effective, the departing Registered Depository shall, subject to Section 3.07 hereof, present the Global Bonds for registration of transfer in accordance with 2.11 of the Indenture, and the Trustee shall register them in the name of the successor book-entry depository or its nominee. If a successor book-entry depository has not accepted such position before the effective date of the departing Registered Depository’s termination of its services, the book-entry system shall automatically terminate and may not be reinstated without the consent of all registered holders of the bonds of Series A and Series B due October 1, 2018.

     (f)  The Company, in its sole discretion, may terminate the services of the Registered Depository with respect to the Global Bonds if the Company determines that: (i) the Registered Depository is unable to discharge its responsibilities with respect to such Global Bonds, or (ii) it is not in the best interests of the Beneficial Owners of the Series A and Series B Bonds due October 1, 2018 to remain registered in the name of the Registered Depository or its nominee. After such event and if no substitute book-entry depository is appointed by the Company, subject to Section 3.07 hereof, bond certificates will be delivered as described in the Indenture and this Supplemental Trust Indenture.

     (g)  Upon the termination of the services of the Registered Depository with respect to the bonds of Series A and Series B due October 1, 2018 pursuant to subsections (c), (e) or (f) of this Section 3.04 after which no substitute book-entry depository is appointed, the bonds of Series A and Series B due October 1, 2018 shall be registered in whatever name or names holders transferring or exchanging such bonds shall, subject to the provisions of Section 3.07, designate in accordance with the provisions of the Indenture and this Supplemental Trust Indenture.

     SECTION 3.05 Subject to Section 3.07, the registered owner of any bond or bonds of Series A due October 1, 2018 or of Series B due October 1, 2018, at his, her, or its option may surrender the same with other bonds of the same series at the office of the Trustee in Milwaukee, Wisconsin, or at the agency of the Company in the Borough of Manhattan, City and State of New York, or elsewhere if authorized by the Company, for cancellation, in exchange for other bonds of the same series of higher or lower authorized denominations, but of the same aggregate principal amount, bearing interest from its date, and upon receipt of any payment required under the provisions of Section 3.09 hereof. Thereupon the Company shall execute and deliver to the Trustee and the Trustee shall authenticate and deliver such other registered bonds to such registered owner at its office or at any other place specified as aforesaid.

     SECTION 3.06 Any Initial Bonds which are presented to the Company and/or the Trustee for exchange pursuant to an Exchange Offer in accordance with the terms thereof shall be exchanged for Exchange Bonds of equal principal amount upon surrender to the Company and/or the Trustee of the Initial Bonds to be exchanged; provided, however, that the Initial Bonds so surrendered for exchange shall be duly endorsed and accompanied by a letter of transmittal or written instrument of transfer in form satisfactory to the Company, duly executed by the registered holder thereof or its attorney who shall be duly authorized in writing to execute such document. Whenever any Initial Bonds are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver to and in the name of each registered holder that has properly tendered its Initial Bonds for exchange the same aggregate principal amount of Exchange Bonds as the Initial Bonds that have been so surrendered.

     SECTION 3.07 (a) All Initial Bonds, whether definitive bonds or Global Bonds, and all beneficial interests in one or more Initial Bonds, and all bonds issued upon registration of, transfer of or in exchange for, any such bonds (other than Exchange Bonds or bonds sold pursuant to an effective registration statement under the Securities Act or bonds issued, directly or indirectly, upon registration of transfer of or in exchange for, any such Exchange Bonds), shall be restricted securities (within the meaning of Rule 144 under the Securities Act; hereinafter, collectively, “Restricted Securities”) and shall be subject to the restrictions on transfer provided in the legends set forth on the Restricted Securities. The registered holder of each Restricted Security, by such registered holder’s acceptance thereof, agrees to be bound by such restrictions on transfer. All Restricted Securities shall bear on their faces the applicable legends limiting transferability set forth on the form of bond in the recitals hereto.

     Each registered holder of a definitive bond or a beneficial interest in a Global Bond that is a Restricted Security will be deemed to have represented and agreed to offer, sell, pledge or otherwise transfer such Initial Bonds or beneficial interest only in accordance with the legend set forth on the face of the Restricted Securities.

     Upon the transfer, exchange or replacement of definitive bonds bearing such legend, or upon request for removal of the legend on a definitive bond, the Trustee will deliver bonds that do not bear such legend if the Trustee has been provided evidence satisfactory to the Company and to the Trustee (which may include an opinion of counsel) that neither the legend nor the restrictions on transfer set forth therein are required to ensure compliance with the Securities Act.

     Subject to the restrictions on transfer and exchange set forth herein and in the Indenture, the holder of any bonds issued hereunder may transfer or exchange such bonds in whole or in part (in a principal amount which is an integral multiple of $1,000 or in an amount which is not an integral multiple of $1,000 if the holder is transferring or exchanging all of the bonds of the relevant series held by such holder) by surrendering them at the Corporate Trust Office of the Trustee or at the office of the transfer agent, together with (a), an executed instrument of assignment and transfer (in the case of a transfer) or a written request for exchange (in the case of exchange), and, in the case of Series A Bonds due October 1, 2018 that are Restricted Securities, a certificate substantially in the form of Exhibit A hereto, and (b) additional certifications and evidence that such transfer or exchange is in compliance with the Securities Act and the restrictions on transfer set forth in such bonds as may be required pursuant to the terms of this Supplemental Trust Indenture.

     Upon surrender of a definitive bond for transfer or exchange with the appropriate documentation, or notification of a request for transfer or exchange of a beneficial interest in a Global Bond for a definitive bond or bonds, subject to the restrictions described herein and in the Indenture, the Trustee will, within five business days of such request if made at the Corporate Trust Office of the Trustee, or within 10 Business Days if made at the office of a transfer agent (other than the Trustee), authenticate and deliver at the Corporate Trust Office of the Trustee or the office of the transfer agent, as the case may be, to the transferee (in the case of transfer) or registered holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or registered holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, a definitive bond or bonds, as the case may require, for a like aggregate principal amount and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any definitive bond will not be valid unless made at the Corporate Trust Office of the Trustee or at the office of a transfer agent by the registered holder in person or by a duly authorized attorney-in-fact.

     (b)  The following provisions shall apply with respect to any proposed transfer of a Rule 144A Global Bond or a beneficial interest therein prior to the expiration of the Resale Restriction Termination Date:

(i)	a transfer of a Rule 144A Global Bond or a beneficial interest therein shall be made upon the representation of the transferee that it is purchasing the bond for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” as defined in Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii)	a transfer of a Rule 144A Global Bond or a beneficial interest therein to a non-U.S. person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit A annexed hereto from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them.

     (c)  The following provisions shall apply with respect to any proposed transfer of a Regulation S Global Bond or a beneficial interest therein prior to the expiration of the Resale Restriction Termination Date:

(i)	a transfer of a Regulation S Global Bond or a beneficial interest therein to a “qualified institutional buyer” as defined in Rule 144A shall be made upon the representation of the transferee that it is purchasing the bond for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” as defined in Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii)	a transfer of a Regulation S Global Bond or a beneficial interest therein to a non-U.S. person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit B annexed hereto from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them.

     Prior to or on the expiration of the 40-day “distribution compliance period” within the meaning of Rule 903 of Regulation S under the Securities Act (the “Distribution Compliance Period”), beneficial interests in a Regulation S Global Bond may only be held through the operator of the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) (as indirect participants in DTC) or another agent member of Euroclear and Clearstream acting for and on behalf of them, unless exchanged for interests in the Rule 144A Global Bond in accordance with the certification requirements hereof. During the Distribution Compliance Period, interests in the Regulation S Global Bond, if any, may be exchanged for interests in the Rule 144A Global Bond or for definitive bonds only in accordance with the certification requirements described in this Section 3.07.

     After the expiration of the Distribution Compliance Period, interests in the Regulation S Global Bond may be transferred without requiring the certification set forth in Exhibit B annexed hereto or any additional certification.

     As used in the preceding two paragraphs of this Section 3.07, the term “transfer” encompasses any sale, transfer or other disposition of any bonds referred to herein except for transfers from any registered holder to an affiliate of such registered holder; provided, that such transferring registered holder shall deliver a letter to the Trustee stating that the transferee is an affiliate of such registered holder. The Trustee shall be entitled to rely on and be fully protected in its reliance on such letter.

     SECTION 3.08 No charge shall be made by the Company for any exchange or transfer of bonds of the Series A due October 1, 2018, other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.

ARTICLE IV
APPOINTMENT OF AUTHENTICATING AGENT

     SECTION 4.01 The Trustee shall, if requested in writing to do so by the Company, promptly appoint an agent or agents of the Trustee who shall have authority to authenticate registered bonds of the Series A and Series B due October 1, 2018, in the name and on behalf of the Trustee. Such appointment by the Trustee shall be evidenced by a vice-president of the Trustee delivered to the Company prior to the effectiveness of such appointment.

     SECTION 4.02 (a) Any such authenticating agent shall be acceptable to the Company and shall at all times be a corporation which is organized and doing business under the laws of the United States or of any State, is authorized under such laws to act as authenticating agent, has a combined capital and surplus between $5,000,000 and $10,000,000 and is subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 4.02 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b)  Any corporation into which any authenticating agent may lawfully be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

     (c) Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time, and upon written request of the Company to the Trustee shall, terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 4.02, the Trustee, unless otherwise requested in writing by the Company, promptly shall appoint a successor authenticating agent, which shall be acceptable to the Company. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties, and responsibilities of its predecessor hereunder, with like effect as if originally named. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 4.02.

     (d)  The Trustee agrees to pay to any authenticating agent, appointed in accordance with the provisions of this Section 4.02, reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments.

     SECTION 4.03 If an appointment is made pursuant to this Article IV, the registered bonds of the Series A and Series B due October 1, 2018, shall have endorsed thereon, in addition to the Trustee’s Certificate, an alternate Trustee’s Certificate in the following form:

     This bond is one of the bonds of the Series designated therein, described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By Authenticating Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By Authorized Officer

     SECTION 4.04 No provision of this Article IV shall require the Trustee to have at any time more than one such authenticating agent for any one State or to appoint any such authenticating agent in the State in which the Trustee has its principal place of business.

ARTICLE V
FINANCING STATEMENT TO COMPLY WITH THE UNIFORM COMMERCIAL CODE

     SECTION 5.01 Names and Addresses of Debtor and Secured Party. The name and address of the debtor and secured party are set forth below:

Debtor:	Northern States Power Company 1414 West Hamilton Avenue Eau Claire, Wisconsin 54701

Secured Party:	U.S. Bank National Association, Trustee 60 Livingston Avenue St. Paul, Minnesota 55107

     NOTE: Northern States Power Company, the debtor above named, is “a transmitting utility” under the Uniform Commercial Code as adopted in Michigan and Wisconsin.

     SECTION 5.02 Reference to Article I hereof is made for a description of the property of the debtor covered by this Financing Statement with the same force and effect as if incorporated in this Section at length.

     SECTION 5.03 The maturity dates and respective principal amounts of obligations of the debtor secured and presently to be secured by the Indenture, reference to all of which for the terms and conditions thereof is hereby made with the same force and effect as if incorporated herein at length, are as follows:

OUTSTANDING FIRST MORTGAGE BONDS	PRINCIPAL AMOUNT

Series due October 1, 2003	$40,000,000
Series due March 1, 2023	$110,000,000
Series due December 1, 2026	$65,000,000
Series A and Series B due October 1, 2018	$150,000,000

     SECTION 5.04 This Financing Statement is hereby adopted for all of the First Mortgage Bonds of the series mentioned above secured by the Indenture.

     SECTION 5.05 The 1947 Indenture and the prior Supplemental Trust Indentures, and the Restated Indenture, as set forth below, have been filed or recorded in each and every office in the States of Michigan and Wisconsin designated by law for the filing or recording thereof in respect of all property of the Company subject thereto:

     Original Indenture Dated April 1, 1947

     Supplemental Trust Indenture Dated March 1, 1949

     Supplemental Trust Indenture Dated June 1, 1957

     Supplemental Trust Indenture Dated August 1, 1964

     Supplemental Trust Indenture Dated December 1, 1969

     Supplemental Trust Indenture Dated September 1, 1973

     Supplemental Trust Indenture Dated February 1, 1982

     Supplemental Trust Indenture Dated March 1, 1982

     Supplemental Trust Indenture Dated June 1, 1986

     Supplemental Trust Indenture Dated March 1, 1988

     Supplemental and Restated Trust Indenture Dated March 1, 1991

     Supplemental Trust Indenture Dated April 1, 1991

     Supplemental Trust Indenture Dated March 1, 1993

     Supplemental Trust Indenture Dated October 1, 1993

     Supplemental Trust Indenture Dated December 1, 1996

     SECTION 5.06 The property covered by this Financing Statement also shall secure additional series of First Mortgage Bonds of the debtor that may be issued from time to time in the future in accordance with the provisions of the Indenture.

ARTICLE VI
MISCELLANEOUS

     SECTION 6.01 The recitals of fact herein, except the recital that the Trustee has duly determined to execute this Supplemental Trust Indenture and be bound, insofar as it may lawfully so do, by the provisions hereof and in the bonds shall be taken as statements of the Company and shall not be construed as made by the Trustee. The Trustee makes no representations as to the value of any of the property subjected to the Lien of the Indenture, or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby and hereby, or as to the validity of this Supplemental Trust Indenture or of the bonds issued under the Indenture by virtue hereof (except the Trustee’s certificate), and the Trustee shall incur no responsibility in respect of such matters.

     SECTION 6.02 This Supplemental Trust Indenture shall be construed in connection with and as a part of the Indenture.

     SECTION 6.03 (a) If any provision of this Supplemental Trust Indenture limits, qualifies or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Trust Indenture) by any of the provisions of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.

     (b)  In case any one or more of the provisions contained in this Supplemental Trust Indenture or in the bonds issued hereunder should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

     SECTION 6.04 Wherever in this Supplemental Trust Indenture the word “Indenture” is used without the prefix “1947”, “Original”, “Restated” or “Supplemental” such word was used intentionally to include in its meaning the 1947 Indenture, as amended and restated by the Restated Indenture, and all indentures supplemental thereto.

     SECTION 6.05 Wherever in this Supplemental Trust Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Trust Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 6.06 (a) This Supplemental Trust Indenture may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     (b)  The Table of Contents and the descriptive headings of the several Articles of this Supplemental Trust Indenture were formulated, used and inserted in this Supplemental Trust Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     The amount of obligations to be issued forthwith under the Indenture is $150,000,000.

     IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY, a Wisconsin corporation, party of the first part, has caused its corporate name and seal to be hereunto affixed, and this Supplemental Trust Indenture to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary, for and in its behalf, and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under and by virtue of the laws of the United States of America, as Trustee, party of the second part, to evidence its acceptance of the trust hereby created, has caused its corporate name and seal to be hereunto affixed, and this Supplemental Trust Indenture to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary, for and in its behalf, all done this 25th day of September, 2003.

NORTHERN STATES POWER COMPANY

/s/ Benjamin GS Fowke III By: Benjamin GS Fowke III Title: Vice President and Treasurer

(CORPORATE SEAL)
Attest:

/s/ Anne M. Ziebell

By: Anne M. Ziebell
Title: Assistant Secretary

Executed by Northern States
Power Company in presence of:

/s/ Mary P. Schell

/s/ Sharon S. Babcock

WITNESSES

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Frank P. Leslie III Title: Vice President

(CORPORATE SEAL)

Attest:

By: /s/ Richard H. Prokosch

Title: Vice President

Executed by U.S. BANK NATIONAL ASSOCIATION
in presence of:

/s/ Laurie A. Howard

/s/ Gloriann S. Kessler

WITNESSES

STATE OF MINNESOTA	) )ss:
COUNTY OF HENNEPIN	)

     On this the day of September 25, 2003, before me, Sharon M. Quellhorst, a Notary Public, the undersigned officer, personally appeared Benjamin GS Fowke III and Anne M. Ziebell, who acknowledged themselves to be the Vice President and Treasurer and the Assistant Secretary, respectively, of Northern States Power Company, a Wisconsin corporation, and that they, as such Vice President and Treasurer and Assistant Secretary, respectively, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Benjamin GS Fowke III and Anne M. Ziebell, respectively.

     In Witness Whereof, I hereunto set my hand and official seal.

NOTARY PUBLIC IN AND FOR COUNTY OF HENNEPIN
STATE OF MINNESOTA
MY COMMISSION EXPIRES 1/31/2005

/s/ Sharon M. Quellhorst

(NOTARIAL SEAL)

STATE OF MINNESOTA	) )ss:
COUNTY OF RAMSEY	)

     On this the day of September 24, 2003, before me, Mary R. McCarthy, notary public, the undersigned officer, personally appeared Frank P. Leslie III and Richard H. Prokosch, who acknowledged themselves to be the Vice President and the Vice President, respectively, of U.S. Bank National Association, a national banking association, and that they, as such Vice President and Vice President, respectively, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Frank P. Leslie III and Richard H. Prokosch, respectively.

     In Witness Whereof, I hereunto set my hand and official seal.

NOTARY PUBLIC IN AND FOR COUNTY OF RAMSEY
STATE OF MINNESOTA
MY COMMISSION EXPIRES 1/31/05

/s/ Mary R. McCarthy

(NOTARIAL SEAL)

SCHEDULE A

The property referred to in the granting clause in the foregoing Supplemental Trust Indenture from Northern States Power Company to U.S. Bank National Association, as Trustee, dated September 25, 2003, includes parts or parcels of real property and other property hereinafter more specifically described. Such description, however, is not intended to limit or impair the scope or intention of the general description contained in the granting clauses or elsewhere herein or in the Indenture.

I. PROPERTIES IN THE STATE OF WISCONSIN

The following described property situated, lying and being in the County of Ashland, State of Wisconsin, to-wit:

Transmission Line 3217 Corridor

LOT ONE (1) AND LOT TWO (2), BLOCK TWO 2, WASHBURN PARK ADDITION, ASHLAND COUNTY, WISCONSIN.

NORTH HALF(N1/2) OF LOT TWO (2)AND ALL OF LOTS THREE (3) AND FOUR (4), BLOCK

SIXTY (60), ASHLAND PROPER, CITY OF ASHLAND, ASHLAND COUNTY, WISCONSIN.

LOTS THREE (3) , FOUR (4), FIVE (5), SIX (6), SEVEN (7), EIGHT (8) AND NINE (9), BLOCK TWO (2), WASHBURN PARK ADDITION ASHLAND COUNTY, WISCONSIN.

LOT FIVE (5) AND LOT SIX (6) , BLOCK SIXTY (60),ASHLAND PROPER, ASHLAND COUNTY, WISCONSIN.

LOTS THREE (3) THROUGH SIX (6), INCLUSIVE, BLOCK ONE HUNDRED THIRTEEN 113 , ASHLAND PROPER, CITY OF ASHLAND, ASHLAND COUNTY, WISCONSIN.

Lot One (1) and the South Half (1/2) of Lot Two (2), Block Sixty (60), Ashland Proper, City of Ashland, Ashland County, Wisconsin.

Elk’s Club Golf Lot

Lot Seven (7), Block Three (3), Superior View Subdivision, City of Ashland, Ashland County, Wisconsin.

The following described property situated, lying and being in the County of Barron, State of Wisconsin, to-wit:

Barron / Rice Lake Tower

Lot 1, Certified Survey Map recorded in Volume 26, Page 59, Document No. 590178, being a part of the SW1/4 SW1/4, Section 19, T35N-R11 W, Town of Rice Lake, Barron County, Wisconsin.

The following described property situated, lying and being in the County of Bayfield, State of Wisconsin, to-wit:

Drummond Tower

Lot 1 of Certified Survey Map #001053, recorded in Volume 6 of Certified Survey Maps, Pages 394-395, Document Number 451451, located in the SW1/4 of the NW1/4, Section 8, T44N-R7W, Town of Drummond, Bayfield County, Wisconsin.

Benoit Tower

Lot 1 of Certified Survey Map #001038, recorded in Volume 6 of Certified Survey Maps, Pages 364-365, Document Number 448852, located in the SE1/4 of the NE1/4, Section 33, T47N-R6W, Town of Keystone, Bayfield County, Wisconsin.

The following described property situated, lying and being in the County of Chippewa, State of Wisconsin, to-wit:

Stanley Substation

Lot 1 of Certified Survey Map #1620, recorded in Volume 6 of Maps, Page 344, Document No. 575427, being a part of the SW1/4 NE1/4, Section 35, T29N-R5W, City of Stanley, Chippewa County, Wisconsin.

This Deed given pursuant to Resolution of the Common Council of the City of Stanley, adopted on the 6th day of April, 1998 at a regular meeting of said Council and is identified as Resolution No. 98-4.

Holcombe Flowage 2

Part of the Northeast quarter of the Southwest quarter (NESW), Section 7, Township 32 North, Range 6 West, Town of Birch Creek, Chippewa County, Wisconsin described as follows: Commencing at the southeast corner of Lot 8 of Certified Survey Map No. 958 as recorded in Vol. 3 of CSMs on Page 271-272, in the Chippewa County Register of Deeds; thence S 6°35’50“W, 88.99 feet to the point of beginning; thence N 6°35’50” E, 88.99 feet; thence N 46°28’00” E on the southeasterly line of said CSM, 150.0 feet; thence East to the east line of said NESW; thence South along the west eighth line to a point that is due East of the point of beginning; thence West to the point of beginning. Except that part dedicated as Taylor Heights Road on the plat of Taylor Bay and subject to an easement for ingress and egress for lots 9 & 10 of said CSM No. 958.

Holcombe Flowage

Part of the Northeast quarter of the Southwest quarter (NESW), Section 7, Township 32 North, Range 6 West, Town of Birch Creek, Chippewa County, Wisconsin described as follows: Commencing at the southeast corner of Lot 8 of Certified Survey Map No. 958 as recorded in Vol. 3 of CSMs on Page 271-272, in the Chippewa County Register of Deeds; thence S 6°35’50“W, 88.99 feet to the point of beginning; thence N 6°35’50” E, 88.99 feet; thence N 46°28’00” E on the southeasterly line of said CSM, 150.0 feet; thence East to the east line of said NESW; thence South along the west eighth line to a point that is due East of the point of beginning; thence West to the point of beginning. Except that part dedicated as Taylor Heights Road on the plat of Taylor Bay and subject to an easement for ingress and egress for lots 9 & 10 of said CSM No. 958

Wissota Hydro Additional Property 1

Lot 48, 4th Riverside Industrial Park, City of Chippewa Falls

That part of Outlot 12, 4th Riverside Industrial Park, City of Chippewa Falls, described as follows:

Beginning at the Southeast corner of Lot 48 of said subdivision; thence S 13 degrees 15 minutes 16 seconds W to the South line of Outlot 12; thence N 78 degrees 19 minutes 00 seconds W along the South line of Outlot 12 to a point that is S 17 degrees 37 minutes 15 seconds W of the Southwest corner of Lot 48; thence N 17 degrees 37 minutes 15 seconds E to the Southwest corner of Lot 48; thence S 78 degrees 19 minutes 00 seconds E 394.51 feet to the Southeast corner of Lot 48 and the point of beginning.

The following described property situated, lying and being in the County of Clark, State of Wisconsin, to-wit:

Longwood Tower

A parcel of land located in the NW 1/4 of the NW 1/4, Section 17, Township 28 North, Range 2 West, Town of Longwood, Clark County, WI, being further described as follows: Commencing at the Northwest Corner of said Section 17, thence S45°00’39“E 46.52 feet to the intersection of the south line of CTH “N” and the east line of CTH “O”; thence N89°48’13“E along the south line of said CTH “N” 99.00 feet to the point of beginning; thence continuing N89°48’13“E along said south line 253.60 feet; thence S00°10’29“W 308.00 feet; thence S89°48’13“W 352.60 feet to the east line of said CTH “O”; thence N00°10’29“E along said east line 175.79 feet; thence S89°49’31 “E 99.00 feet; thence N00°10’29“E 132.85 feet to the point of beginning. Containing 95,479 square feet, more or less.

A parcel of land located in the NW 1/4 of the NW 1/4, Section 17, Township 28 North, Range 2 West, Town of Longwood, Clark County, Wisconsin, being further described as follows: Commencing at the Northwest Corner of said Section 17; thence S45°00’39“E, 46.52 feet to the intersection of the South line of CTH “N” and the east line of CTH “O” and the point of beginning; thence N89°48’13“E along the south line of said CTH “N”, 99.00 feet; thence S00°10’29“W 132.85 feet; thence N89°49’31 “W 99.00 feet to the east line of said CTH “O”; thence N00°10’29“E along said east line 132.21 feet to the point of beginning. Containing 13,120 square feet, more or less.

T-Corners Substation

Parcel 1 of Certified Survey Map No. 1043, recorded in the Clark County

Register of Deeds in Volume 653 of Records, Page 668, Document No. 499564, being part of the SW1/4 of the NW1/4 of Section 13, Township 28 North, Range 1 East, Town of Colby, Clark County, Wisconsin, EXCEPT the East 268 feet of West 301 feet of North 365 feet of South 398 feet and except the highway right-of-way described in 300/518.

Withee Switching Station

A parcel of land located in the Southwest Quarter of the Southwest Quarter (SW1/4-SW1/4) , Section 34, T29N-R3W, Town of Withee, Clark County, WI. Being

further described as follows:

Beginning at the Southwest corner of said Section 34, thence NO1 deg 00’30“W along the West line of said Southwest 1/4, 536.96 feet; thence N90 deg 00’00“E 465.25 feet; thence S01 deg 00’30“E 536.96 feet to the South line of said Southwest 1/4; thence S90 deg 00’00“W along said South line 465.25 feet to the point of beginning. Containing 249,784 square feet, 5.7 acres, more or less.

Transmission Line 3403

The North 66 feet of the Northeast Quarter of the Northeast Quarter (NE1/4 NE1/4), Section 10, T24N R1W, Town of Grant.

A part of the Southwest quarter of the Northwest quarter, the Southeast quarter of the Northwest quarter and the Southwest quarter of the Northeast quarter of Section 18, Township 24 North, Range 1 West more particularly described as a strip of land, 100 feet in width, lying 50 feet on each side of a centerline described as: Beginning at a point on the west line of said section 18 that is 525.5 feet North of the west quarter corner of section 18; thence S 74° 42’ E, 25.0 feet; thence S 86° 34’ E, 3075.0 feet; thence N 69° 42’ E, 925 feet, more or less, to a point on the east line of the Southwest quarter of the Northeast quarter that is 637 feet more or less, North of the southeast corner of said quarter-quarter and there terminating. The side lines of said 100 foot strip to be shortened or lengthened to meet at angle points and to terminate at the west and east boundaries of the grantor’s lands.

Grassland Substation

Lot One (1) of Certified Survey Map No. 1199, recorded in Volume 684, Page 201, Document No. 509835, being a part of the Southwest 1/4 of the Southwest 1/4, Section 12, Township 26 North, Range 2 West, Clark County, Wisconsin.

The following described property situated, lying and being in the County of Dunn, State of Wisconsin, to-wit:

Colfax Tower

A parcel of land located in the Southwest Quarter of the Southwest Quarter (SW1/4-SW’~4), Section 25, T29N-R11W, being Outlot 1 of Certified Survey Map No. 2188 recorded in Volume 9 of Certified Survey Maps, Page 138, as Document No. 456150. Said parcel contains 112,199 sq ft (2.575 ac), more or less, together with an ingress and egress easement.

Menomonie Tower

Lot 1 of Certified Survey Map #1813, recorded in Volume 7 of Maps, Page 163, Document No. 434973, being a part of the NW1/4 NE1/4 and a part of the SW1/4 NE1/4, all in Section 12, T27N-R13W, Town of Menomonie, Dunn County, Wisconsin.

Ridgeland Tower

Lot 1 of Certified Survey Map #1810, recorded in Volume 7 of Maps, Page 160, Document No. 434905, being a part of the SW1/4 SE1/4, Section 12, T31N-R13W, Town of Sheridan, Dunn County, Wisconsin.

The following described property situated, lying and being in the County of Eau Claire, State of Wisconsin, to-wit:

Western Avenue Service CenterExpansion

The South 550 feet of Outlot 1, of the General Trading Company’s Addition to the City of Eau Claire, EXCEPT the South 150 feet thereof, also EXCEPT the East 30 feet thereof for highway purposes and subject to easements of record.

Jeffers Road Substation

A part of Government Lot 4, Section 6, Township 27. North, Range 9 West, described as follows: All that part of Government Lot 4 , Section 6 ,Township 27 North, Range 9 West, lying West of a line described as commencing at the quarter post on the north line of said Section 6; thence south 37 degrees east 13 chains and 20 links (871.2) feet; thence south 65 degrees east 3 chains and 75 links(247.5) feet to a point 1 rod west of the west bank of the Chippewa River at highwater mark; thence in a southeasterly direction parallel with said Chippewa River bank at highwater mark to the south line of said Government Lot 4 . EXCEPTING the South 20 rods of said Government Lot 4.

Shawtown Substation Expansion

That part of Government Lot 4, Section 30, Township 27 North, Range 9 West, described as follows: Commencing at the point of intersection of the center line of United States Highway #12 with the center line of Menomonie Street, in the City of Eau Claire thence south 42 deg. 04’ East, along the center line of said United States Highway #12, 1860.25 feet; thence South 47 deg. 56’ West, 100 feet to the point of intersection of the Southwesterly right of way line of United States Highway #12 with the Southeasterly line of the right of way of the Chicago, Milwaukee, St. Paul and Pacific Railway Company (former); thence South 42 deg. 04’ East, along said highway right of way line, 188 feet to the point of beginning; thence South 47 deg. 56’ West, 60 feet to the Northeasterly corner of Lot 1, Eau Claire County Certified Survey Map, recorded in Volume 5, Page 235; thence South 42 deg. 04’ East along the Easterly line of said Lot 1, 61.50 feet to the Southeasterly corner thereof; thence North 47 deg. 56’ East, 60 feet to the Southwesterly right of way line of United States Highway # 12; thence North 42 deg. 04’ West along said highway right of way line, 61.50 feet to the point of beginning. Being subject to existing easements.

Skypark Office Expansion

A PARCEL OF LAND LOCATED IN THE SE 1/4 OF THE SW 1/4 OF SECTION 30, TOWNSHIP 27 NORTH, RANGE 9 WEST AND THE NE 1/4 OF THE NW 1/4 OF SECTION 31, TOWNSHIP 27 NORTH, RANGE 9 WEST, CITY OF EAU CLAIRE, EAU CLAIRE COUNTY, WISCONSIN, DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF SAID SECTION 30; THENCE NORTH 88° 52’ 45” EAST, ASSUMED BASIS OF BEARING, 294.59 FEET ALONG THE SOUTH LINE OF SAID SOUTHWEST QUARTER, THENCE NORTHEASTERLY 630.04 FEET ALONG A NONTANGENTIAL CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 1834.86 FEET AND A CENTRAL ANGLE OF 19° 40’ 26” AND A CHORD BEARING OF

NORTH 52° 11’ 42” EAST AND SAID NONTANGENTIAL CURVE BEING THE SOUTHERLY RIGHT OF WAY LINE OF STATE THRU HIGHWAY NO. 37; THENCE CONTINUING ALONG SAID SOUTHERLY RIGHT OF WAY LINE NORTH 62° 0l’ 55” EAST 449.35 FEET TO THE POINT OF BEGINNING OF THE PARCEL TO BE DESCRIBED; THENCE CONTINUING ALONG SAID SOUTHERLY RIGHT OF WAY NORTH 62° 01’ 55” EAST 578.04 FEET; THENCE ON A BEARING OF SOUTH, 898.41 FEET TO THE NORTHERLY RIGHT OF WAY OF HAMILTON AVENUE; THENCE SOUTH 88° 52’ 45” WEST 510.46 FEET ALONG SAID NORTHERLY RIGHT OF WAY;

THENCE ON A BEARING OF NORTH, 637.59 FEET TO THE POINT OF BEGINNING. SAID PARCEL CONTAINS NINE ACRES:

Wilson Tower

Lot One (1) of Certified Survey Map, Volume 7 of CSM, Pages 79-80, being a part of the SW 1/4 of the SW 1/4, Section 20, Township 27 North, Range 5 West, Town of Wilson, Eau Claire County, WI.

A parcel of land located in the SW 1/4 of the SW 1/4, Section 20, Township 27 North, Range 5 West, Town of Wilson, Eau Claire County, WI being further described as follows:

Commencing at the Southwest corner of said Section 20; thence S89°03’15“E along the south line thereof 897.03 feet to the point of beginning; thence continuing S89°03’15“E along said line 54.00 feet to the Southwest corner of Lot 1, Eau Claire County Certified Survey Map, recorded in Volume 7, Pages 79-80; thence N00°18’35“E along the west line of said Lot 1, 380.30 feet; to the Northwest corner of said Lot 1; thence S89°03’15“E along the North line of said Lot 1, 332.00 feet; to the west line of CTH “G” and the Northeast corner of said Lot 1; thence N00°18’35“E along said west line of CTH “G”, 54.00 feet; thence N89°03’15“W 386.00 feet; thence S00°18’35“W 434.30 feet to the point of beginning.

The following described property situated, lying and being in the County of Gogebic, State of Michigan, to-wit:

Marenisco Boarder Station

All that part of the Northwest quarter of the Northwest quarter (NW1/4 of the NW 1/4) Section 9, T 46 N, R 43 W, Marenisco Township, Gogebic County, Michigan, described as:

Commencing at the Section corner common to Sections 4, 5, 8 and 9, T 46 N, R 43 W; thence S 00° -22’ -00” W along the section line common to Sections 8 and 9, a distance of 587.98 feet; thence S 89° -38’ -00” E a distance of 805.06 feet to a point on the Westerly right-of-way of County Road #523, being the POINT OF BEGINNING of this legal description.

Thence N78° -52’ -06” W a distance of 108.08 feet; thence N 11 ° -07’ -54” E, a distance of 88.07 feet; thence S 78° -52’ -06” E, a distance of 61.60 feet to a point on the Westerly right of way of County Road # 523, thence S 16° -41’ -26” E along Westerly right-of-way of County Road #523, a distance of 99.58 feet to the POINT OF BEGINNING.

Parcel contains 0.17 acres more or less and is subject to any and all reservations, restrictions, easements, right-of-ways and any prior grants of record or fact.

But Grantor reserves a 10 foot wide easement on the southerly boundary of the above-described property, which easement is for any phone, electrical, or other future or present utility facilities installed, maintained, or replaced for the benefit of Grantor and Grantor’s remaining adjoining property, acquired by deed dated August 7, 1968, and recorded in Liber 166, page 108, at the Register’s Office, Gogebic County, Michigan, less the property being conveyed herein. Grantor releases any rights on the above described property only, granted to it under instruments dated January 4, 1968 and recorded February 15, 1968 in Liber 163 Deeds, page 332 and dated April 18, 1991 and recorded April 18, 1991 in Liber 267, Gogebic County Records, page 527.

The following described property situated, lying and being in the County of Iron, State of Wisconsin, to-wit:

Turntable Creek Tower

Lot 1, Certified Survey Map No. 347, as recorded in Volume 3 of Certified Survey Maps, Pages 34 and 35, being a part of the Southeast 1/4 of the Northwest 1/4, Section 22, Township 44 North, Range 2 East.

Mercer Substation

A parcel of land located in the NE 1/4 of the SW 1/4 of Section 31, T43N-R4E, being Lot 1 of Certified Survey Map No. 387 recorded in Volume 3 of CSM, Page 192 , as Document No. 122240

The following described property situated, lying and being in the County of Jackson, State of Wisconsin, to-wit:

Curran Tower

That part of the East One-half of the Northwest Quarter, Section Thirteen, Township Twenty-two North, Range Six West, lying Westerly of the centerline of West Adams Road as now located and travelled.

The following described property situated, lying and being in the County of Marathon, State of Wisconsin, to-wit:

Abbotsford Tower

Lot One (1) of Certified Survey Map No. 9469, recorded in Volume 38, Page 92, being a part of the N 1/2 of the SW 1/4, Section 31, Township 29 North, Range 2 East, City of Abbotsford, Marathon County, WI.

The following described property situated, lying and being in the County of Monroe, State of Wisconsin, to-wit:

Portland Tower

A parcel of land located in the SW1/4 of the SE1/4 of Section 6, T15N-R4W, Town of Portland, Monroe County, Wisconsin.

More particularly described as Lot i and OutLot 1 of Certified Survey Map, Document No. 455569, Volume 11, Page 90, containing 4.38 acres, recorded in Monroe County, Wisconsin.

The following described property situated, lying and being in the County of Polk, State of Wisconsin, to-wit:

Osceola Substation

Part of the SE1/4 of the NE1/4, Section 26, Township 33 North, Range 19 West, Polk County, Wisconsin, that part described as follows:

Commencing at a point 33 feet North of and 33 feet West of the Southeast corner of said forty; thence North a distance of 245 feet; thence West a distance of 208 feet; thence South a distance of 245 feet; thence East a distance of 208 feet to the point of beginning.

Apple River Substation

Commencing at the Southeast corner of the NE1/4-SE1/4 of Section 2, T33N, R16W, Town of Lincoln, Polk County, Wisconsin; thence West along the South line of said NE1/4-SE1/4 and the South line of that parcel of land as described in the certain Warranty Deed dated January 21, 1976 and recorded February 10, 1976 as Document Number 367788 in Book 381 on Page 687 in the office of the Register of Deeds, Polk County, Wisconsin, 889 feet to the Southwest corner thereof; thence North along the West line of said parcel of land 412 feet to the point of beginning; thence East parallel with the South line of said parcel of land 220 feet; thence North parallel with the West line of said parcel of land 230 feet; thence in a Northeasterly direction to a point on the North line of said parcel of land, which point is 310 feet East of the Northwest corner thereof; thence West along the North line of said parcel of land 310 feet to the Northwest corner thereof; thence South along the West line of said parcel of land 271 feet, more or less, to the point of beginning, containing 1.41 acres, more or less.

Together with an easement for guys and anchors to support a microwave radio tower on the following described parcel of land, to wit: Commencing at the Southeast corner of the NE1/4-SE1/4 of Section 2, T33N, R16W, Town of Lincoln, Polk County, Wisconsin; thence West 889 feet; thence North 683 feet to the point of beginning; thence North 75 feet; thence East 400 feet; thence South 75 feet; thence West 400 feet to the point of beginning, containing 0.69 acre, more or less, all as specifically described in that certain easement agreement dated June 23, 1982 and recorded July 6, 1982 as Document Number 413098 in Book 447 on Page 627 in the office of the Register of Deeds, Polk County, Wisconsin.

Together with a perpetual, nonexclusive easement for access on, over and across an existing service roadway which extends across the property of the Grantor to the hereinabove described parcel of land and which easement is more specifically described as ten (10) feet on each side of the following described centerline, to wit:

Commencing at the Southeast corner of the NE1/4-SE1/4 of Section 2, T33N, R16W, Town of Lincoln, Polk County, Wisconsin; thence West along the South line of said NE1/4-SE1/4 and the South line of that parcel of land as described in the certain Warranty Deed dated January 21, 1976 and recorded February 10, 1976 as Document Number 367787. in Book 381 on Page 687 in the office of the Register of Deeds, Polk County, Wisconsin, 879 feet to the point of beginning of this centerline description; thence N00°00’00“E (assumed) parallel with and 10 feet equidistant Easterly from the West line of said parcel of land 208.37 feet to the beginning of an 94.79 foot radius curve, concave to the Southeast; thence 137.23 feet along the arc of said curve, the chord of which bears N41°28’32“E 125.14 feet to the beginning of a 103.19 foot radius curve, concave to the Northwest; thence 163.1 feet along the arc of said curve, the chord of which bears N41°28’32“E 146.64 feet to the South line of the parcel of land hereinabove described.

Reserving unto Dairyland Power Cooperative, its successors, licensees, lessees, tenants, subsidiaries or assigns, the perpetual right and easement to construct, reconstruct, operate, replace, renew, maintain and remove an underground communication cables) in, upon, over, across and beneath the hereinafter described strip of land, including, without limitation by specification, splice boxes, conduits and other appliances and accessories as Dairyland Power Cooperative deems necessary for the purpose of exercising the rights and easement reserved hereunder. Dairyland Power Cooperative also reserves: (1) the right and authority to apportion the rights reserved herein to third parties, subject to termination at such time as DPC abandons its use of the underground communication cable, as provided below; (2) the right to cut down or trim all trees, bushes, or apply chemicals for the purposes of controlling brush, now or hereafter, growing upon the right of way which may endanger the facilities authorized by this easement reservation or impede access to said strip of land, all with no future additional payment; (3) the right of reasonable access, ingress and egress over the lands described hereinabove to and from said strip of land along a route which will cause the least possible interference with existing land use. No structures will be erected, no inflammable material will be placed or accumulated, and no trees will be planted on or within said strip of land.

Said strip of land is ten (10) feet in width and specifically described as five (5) feet on each side of the following described centerline: Commencing at the Southeast corner of the parcel of land hereinabove-described; thence N00º00’00“E (assumed) along the East line of said parcel of land 144 feet to the point of beginning of this centerline description; thence N12°00’00“W 95 feet, more or less, to the existing equipment building; and there terminating.

This easement reserved herein will terminate at such time as Dairyland Power Cooperative abandons its use of the underground communication cable, and further, Dairyland Power Cooperative agrees to execute any and all instruments at that time which Northern States Power Company may reasonably request to verify the abandonment and termination of said easement.

The following described property situated, lying and being in the County of Price, State of Wisconsin, to-wit:

Phillips Office

Lot Three (3) of Certified Survey Map No. 860 as recorded in Volume 4 of Certified Survey Maps on Page 287 located in Government Lot Eighteen (18), Section Six (6), Township Thirty-seven (37) North, Range One (1) East; AND Lot Six (6) of Certified Survey Map No. 865 as recorded in Volume 4 of Certified Survey Maps on Page 297 located in, Government Lot Eighteen (18), Section Six (6), Township Thirty-seven (37) North, Range One (1) East. See Resolution #978 attached. Subject to easements, exceptions, restrictions and reservations of record, if any. Subject to Price County Sanitary Code and Subdivision Control Ordinances. Subject to Flood Plain Zoning Control Ordinances.

The following described property situated, lying and being in the County of Rusk, State of Wisconsin, to-wit:

Trails End Substation Expansion

Lots 1, 2 and 3 of the North River Bend Acres Subdivision, being a part of the Northeast Quarter (NE1/4) of Section 32, T35N-R7W, Rusk County, WI.

Doughty Road Substation

Lot One (1), Certified Survey Map No. 576, recorded as Volume 4 of Certified Survey Maps, Page 88, being a part of the Northwest Quarter of the Northeast Quarter (NW 1/4-NE 1/4) of Section 10, Township 34 North, Range 6 West, Rusk County, Wisconsin.

The following described property situated, lying and being in the County of St. Croix County, State of Wisconsin, to-wit:

Somerset Substation

Lot 1 of Certified Survey Map 4167 filed September 7, 2001, in Volume 15, page 4167, Document No. 656128, located in part of the Southwest Quarter of the Northeast Quarter (SW-1/4 of NE-1/4) of Section 36, Township 31 North, Range 19 West, Village of Somerset, St. Croix County, Wisconsin, subject to a ten foot utility easement along the westerly side of the parcel and a twenty foot easement for ingress and egress on the south side of the parcel as shown on the Certified Survey Map.

The following described property situated, lying and being in the County of Sawyer County, State of Wisconsin, to-wit:

Meteor Tower

A parcel of land located in the Southeast Quarter of the Southeast Quarter (SE1/4-SE1/4) , Section 17,

Township 37 North, Range 8 West, Town of Meteor, Sawyer County, WI, described as follows: Beginning at the Southeast corner of said Section 17, thence N00°00’00“E along the East line of said Section 419.64 feet; thence S86°49’42“W 547.16 feet; thence S00°46’50“W 420.00 feet to the South line of said Section 17; thence N86°49’42“E along said line 552.89 feet to the point of beginning. Containing 230,460 square feet, 5.3 acres, more or less.

Hayward Tower

The West Fifty (50) feet of the West One-Third of the East Three-Quarters of the Southwest Quarter of the Southwest Quarter (SW 1/4-SW 1/4), Section Twenty Nine (29), Township Forty-One (41) North, Range Eight (8) West, lying East of Certified Survey Map recorded in Volume Eighteen (18), on Page 289, Survey No. 5528.

The West One Quarter (W 1/4) of the Southwest Quarter of the Southwest Quarter (SW 1/4-SW 1/4), Section Twenty Nine (29), Township Forty-One (41) North, Range Eight (8) West, EXCEPT that part taken for road purposes.

That part of the Northwest Quarter of the Northwest Quarter (NW 1/4-NW 1/4), Section Thirty-Two (32), Township Forty-One (41) North, Range Eight (8) West, Town of Hayward, lying north of the highway right-of-way of County Highway B.

Farmer’s Inn Substation Expansion

Fee title in and to the following tract of land in Section Twenty-two (22), Township Forty-one (41) North, Range Nine (9) West, City of Hayward, Sawyer County, Wisconsin, more particularly described as follows:

Lot one (1) Certified Survey Map, as recorded in Volume Twenty (20) of Certified Surveys on Pages 162-163, Certified Survey No. 5826, Sawyer County Register of Deeds.

Said parcel contains 13,875 square feet, which is 0.32 acres.

The following described property situated, lying and being in the County of Taylor County, State of Wisconsin, to-wit:

Medford Substation

Lot One (1) of Certified Survey Map No. 989, recorded in Volume 4-S, Page 233-234, Document No. 265618, being a part of the NE 114 of the NE 114, and the SE 1l4 of the NE 1/4, Section 18, Township 31 North, Range 1 East, Town of Medford, Taylor County, WI.

A parcel of land located in the NE 1/4 of the NE 1/4, and the SE 1/4 of the NE 1/4, Section 18, Township 31 North, Range 1 East, Town of Medford, Taylor County, WI being further described as follows:

Commencing at the East 1/4 corner of said Section 18; thence N00°49’31“E along the East line of said Northeast 1/4, 1097.65 feet to the Southeast corner of Lot 1, Taylor County Certified Survey Map Number 989; thence N89°10’29“W along the South line of said Lot 1, 479.00 feet to the Southwest corner of said Lot 1 and the point of beginning; thence continuing N89°10’29“W 128.00 feet; thence N00°49’31 “E 391.00 feet; thence S89°10’29“E 128.00 feet to the Northwest corner of said Lot 1; thence S00°49’31“W along the West line of said Lot 1, 391.00 feet to the point of beginning.

The following described property situated, lying and being in the County of Trempealeau County, State of Wisconsin, to-wit:

Bugle Lake Substation

Certified Survey Map, Volume 4, Page 261, Document No No. 33370 1ocated in part of the SE 1/4 of the NE 1/4, Section 36, Township 22 North, Range 9 West, Town of Lincoln, Trempealeau County, Wisconsin.

Sumner Substation

Lot 1, Certified Survey recorded in Volume 4 of Certified Survey, Page 118, Document No. 326835, being a part of the NE1/4 NE1/4, Section 15, T24N-R7W, Trempealeau County, Wisconsin.

MORTGAGOR’S RECEIPT FOR COPY

The undersigned, Northern States Power Company, a Wisconsin corporation, the Mortgagor described in the foregoing instrument, hereby acknowledges that it has this day received from U.S. Bank National Association, the Mortgage described therein, a full, true, complete, and correct copy of said instrument with signatures, witnesses and acknowledgments thereon shown. Dated this 25th day of September, 2003.

NORTHERN STATES POWER COMPANY

/s/ Benjamin GS Fowke III By: Benjamin GS Fowke III Title: Vice President and Treasurer

(CORPORATE SEAL)

Attest:

/s/ Anne M. Ziebell By: Anne M. Ziebell Title: Assistant Secretary

     This instrument was drafted by Northern States Power Company, 1414 West Hamilton Avenue, Eau Claire, Wisconsin 54701.

EXHIBIT A

[Form of Transferor Certificate]

CERTIFICATE TO NORTHERN STATES POWER COMPANY
AND TRUSTEE FIRST MORTGAGE BONDS, SERIES A DUE OCTOBER 1, 2018

     This is to certify that as of the date hereof with respect to U.S. $      principal amount of the above-captioned securities presented or surrendered on the date hereof (the “Surrendered Bonds”) for registration of transfer or for exchange where the securities issuable upon such exchange are to be registered in a name other than that of the undersigned holder (each such transaction being a “transfer”), the undersigned holder of the Surrendered Bonds represents and certifies for the benefit of Northern States Power Company and U.S. Bank National Association, as Trustee, that the transfer of Surrendered Bonds associated with such transfer complies with the restrictive legend set forth on the face of the Surrendered Bonds for the reason checked below:

[ ]	The Surrendered Bonds are being transferred to a person whom we reasonably believe is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) (a “QIB”) that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act; or

[ ]	The transfer of the Surrendered Bonds complies with Rule 144 under the Securities Act; or

[ ]	The transfer of the Surrendered Bonds complies with another applicable exemption from the registration requirements of the Securities Act.[1]

[Name of holder]

Dated: ____________, _______
[To be dated the date of presentation or surrender]

[1] These transfers may require an opinion of counsel.

EXHIBIT B

[Form of Regulation S Transfer Certificate]

[date]

Northern States Power Company
1414 West Hamilton Avenue
Eau Claire, Wisconsin 54701
Attention: Investor Relations

U.S. Bank National Association, Trustee
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Corporate Trust Services

Dear Ladies and Gentlemen:

     In connection with our proposed purchase of $ aggregate principal amount of 5.25% First Mortgage Bonds, Series A due October 1, 2018 (the “Bonds”) of Northern States Power Company, a Minnesota corporation (the “Company”), we confirm that:

(a)	the offer of the Bonds was not made to a person in the United States;

(b)	either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c)	no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S of the Securities Act of 1933, as amended (“Regulation S”), as applicable; and

(d)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act of 1933, as amended.

     In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 903(a)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

     The Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

(Name of Transferor)

By: ___________________________________